Exhibit 10.8

ASSIGNMENT AGREEMENT

OF THE SUPPLY UMBRELLA AGREEMENT

This Assignment Agreement (the “Assignment Agreement”) is made effective as of September 3, 2007 by and between ORTHO-CLINICAL DIAGNOSTICS INC., a corporation of the State of New York, having a business office at 1001 U.S. Highway 202, Raritan, New Jersey, 08869 (hereinafter referred to as “OCD”), and THE COMMON SERVICES AGENCY constituted pursuant to the National Health Service (Scotland) Act 1978 (as amended) and having its principal place of business at Gyle Square, 1 South Gyle Crescent, Edinburgh, EH12 9EB acting through its division the SCOTTISH NATIONAL BLOOD TRANSFUSION SERVICE (hereinafter referred to as “SNBTS”).

RECITALS

WHEREAS, on December 1, 2004, OCD and SNBTS entered into a Supply Umbrella Agreement (the “Umbrella Agreement”) regarding their relationship concerning the manufacture, supply and sale of products contained within the Umbrella Agreement; and

WHEREAS, Alba Bioscience (“Alba Bioscience”), a division of SNBTS, is a commercial business operating within the Scottish National Health Service and SNBTS intends to sell the business of Alba Bioscience to Dalglen (No. 1062) Limited, company number SC310584 (intended to be re-named Alba Bioscience Limited) (the “Purchaser”); and

WHEREAS, Alba Bioscience has been manufacturing and supplying the products to OCD under the Umbrella Agreement on behalf of SNBTS.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment. Pursuant to the provisions of Section 22.5 of the Umbrella Agreement, both parties hereto consent to the assignment of the Umbrella Agreement to the Purchaser of Alba Bioscience, and the Umbrella Agreement is hereby assigned to the Purchaser of Alba Bioscience with effect from the date of such purchase and OCD agrees that the Purchaser of Alba Bioscience shall assume the benefit and the burden of the Umbrella Agreement with effect from the date of this Assignment Agreement.

2. Terms and Conditions. Except as expressly amended herein, all terms and conditions of the Umbrella Agreement shall remain in full force and effect.

3. Counterparts. This Assignment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives as of the date first above written.

ORTHO-CLINICAL DIAGNOSTICS, INC.:

By:	/s/ Stuart Magloff
Name: Stuart Magloff
Title: Vice President, Worldwide Operations

SCOTTISH NATIONAL BLOOD TRANSFUSION SERVICE,

A DIVISION OF THE COMMON SERVICES AGENCY

By:	/s/ Keith Thompson
Name: Keith Thompson
Title: National Director

DALGLEN (No.1062) LIMITED

By:	/s/ D.J.P.E. Cowan
Name: D.J.P.E. Cowan
Title: Director